EXHIBIT 99


Form 4 Joint Filer Information

1. Name:  Jefferies Capital Partners
          (a/k/a FS Private Investments III LLC)

   Address:  520 Madison Avenue
             New York, NY 10022

   Designated Filer:  Brian P. Friedman

   Issuer and Ticker Symbol:  W&T Offshore, Inc. (WTI)

   Date of Event Requiring Statement:  February 2, 2005


   Signature:  By:  /s/ Brian P. Friedman
                    ----------------------
                    Name:  Brian P. Friedman
                    Title:  Managing Member


2. Name:  ING Furman Selz Investors III L.P.


   Address:  c/o Jefferies Capital Partners
             520 Madison Avenue
             New York, NY 10022

   Designated Filer:  Brian P. Friedman

   Issuer and Ticker Symbol:  W&T Offshore, Inc. (WTI)

   Date of Event Requiring Statement:  February 2,  2005


   Signature:  By: FS Private Investments III LLC
                   Its Manager

         By:  /s/ Brian P. Friedman
              ----------------------
              Name:  Brian P. Friedman
              Title:  Managing Member